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                              [CITY NATIONAL BANK LOGO]

                                  LEGAL DEPARTMENT
                               400 NORTH ROXBURY DRIVE
                         BEVERLY HILLS, CALIFORNIA 90210-5021
                                   (310) 888-6250
                                 FAX (310) 888-6232

ARTHUR G. SPENCE                                     email: aspence@cityntl.com
Senior Vice President and                           direct dial: (310) 888-6260
Assistant General Counsel


                                 September 22, 1999

City National Corporation
400 North Roxbury Drive
Beverly Hills, CA   90210

RE:                    AUTHORIZATION OF 3,500,000 SHARES OF
                       CITY NATIONAL CORPORATION COMMON STOCK, $1.00 PAR VALUE, PURSUANT TO CITY NATIONAL CORPORATION 1999 OMNIBUS PLAN

Gentlemen:

     As counsel to City National Corporation, I have made such inquiries and reviewed such documents as I have deemed necessary, including without limitation, the following:

     (a) Certificate of Incorporation of City National Corporation, as amended to date.

     (b)  By-laws of City National Corporation, as amended to date.

     (c) Minutes of the Meeting of the Board of Directors of City National Corporation, held on March 11, 1999.

     (d) Minutes of the Annual Meeting of Shareholders of City National Corporation, held on April 21, 1999.

     (e)  City National Corporation 1999 Omnibus Plan, as amended to date.

     Based upon the foregoing, I am of the opinion that up to 3,500,000 shares of City National Corporation common stock, $1.00 par value, to be issued pursuant to the City National Corporation 1999 Omnibus Plan, will, when sold, be legally issued, fully paid and not assessable.

     I hereby consent to the use of this opinion as an Exhibit to City National Corporation's Registration Statement on Form S-8, and to the reference to me as Counsel for the Corporation under the caption "Interests of Named Experts and Counsel" in the Prospectus.

                               Very truly yours,

                               /s/ Arthur G. Spence
                               --------------------------
                               Arthur G. Spence


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